UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

INTEGRATED ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

480 Forest Avenue, Suite 1

Locust Valley, NY 11560

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Patten Energy Enterprises, Inc. Share Exchange Agreement

On November 20, 2014, Integrated Energy Solutions, Inc. (“Integrated Energy” or the “Company”) entered into a Share Exchange Agreement (the “Patten Share Exchange”) by and among the Company, Patten Energy Enterprises, Inc., a California corporation (“Patten Energy”), and Ezekial Patten, Jr. (the “Patten Shareholder”), pursuant to which the Company acquired all of the outstanding shares of Patten Energy (the “Patten Shares”) from the Patten Shareholder in exchange for the right to receive 950,000 shares of Series B Convertible Preferred Stock (as defined in Section 3.03 below) of the Company upon the terms and subject to the conditions set forth in the Patten Share Exchange. As additional consideration, upon the Company entering into a credit facility in the amount of at least $700,000, the Company will allocate to Patten Energy certain funds for use as working capital.

Atlantic-Pacific, LLC Share Exchange Agreement

On November 20, 2014, the Company entered a certain Share Exchange Agreement (the “Atlantic-Pacific Share Exchange”) by and among the Company, Atlantic-Pacific, LLC, an Indiana limited liability company (“Atlantic-Pacific”), and Robert Rosinski (the “Atlantic-Pacific Member”), pursuant to which the Company acquired all of the outstanding membership interests of Atlantic-Pacific (the “Atlantic-Pacific Shares”) from the Atlantic-Pacific Member in exchange for the right to receive 950,000 shares of Series B Convertible Preferred Stock of the Company upon the terms and subject to the conditions set forth in the Atlantic-Pacific Share Exchange. As additional consideration, upon the Company entering into a credit facility in the amount of at least $700,000, the Company will allocate to Atlantic-Pacific certain funds for use as working capital.

Orbit Oil Asset Purchase Agreement

On November 20, 2014, the Company entered into an Asset Purchase Agreement (the “Orbit Oil Asset Purchase Agreement”) by and among the Company, AP Lubes, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“AP Lubes”), and Orbit Oil, Inc., an Indiana corporation (“Orbit Oil”), pursuant to which AP Lubes purchased those certain assets of Orbit Oil on the terms and subject to the conditions set forth in the Orbit Oil Asset Purchase Agreement. As consideration, the Company issued to Orbit Oil, on behalf of AP Lubes, 450,000 shares of Series B Convertible Preferred Stock of the Company on the terms and subject to the conditions set forth in the Orbit Oil Asset Purchase Agreement. As further consideration, the Company issued to Orbit Oil, on behalf of AP Lubes, a 24-month promissory note in the aggregate principal amount of $50,000. In addition, upon the Company entering into a credit facility in the amount of at least $700,000, the Company will pay Orbit Oil a cash payment of $50,000.

The above descriptions of the Patten Share Exchange, the Atlantic-Pacific Share Exchange, and the Orbit Oil Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Patten Share Exchange, the Atlantic-Pacific Share Exchange, and the Orbit Oil Asset Purchase Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-k, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On November 20, 2014, Integrated Energy filed a certificate of designations, preferences and rights (the “Certificate of Designation”) with the Secretary of State of the State of Nevada pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Company’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). Among other things, each one (1) share of the Series B Convertible Preferred Stock shall have voting rights equal to one hundred (100) votes of Common Stock. Upon the Company’s completion of a corporate restructuring, as shall be determined by the Board of Directors in its sole discretion, each one (1) share of Series B Convertible Preferred Stock shall be converted into that certain amount of the Common Stock that each holder of Series B Convertible Preferred Stock will hold, after giving effect to such conversion, 0.00001% of the issued and outstanding Common Stock for each share of Series B Convertible Preferred Stock. By way of example only, in the event that as of the date of such mandatory redemption there are 2,000,000 shares of Common Stock issued and outstanding and a particular Series B Preferred holder owns 950,000 shares of Series B Preferred and all 9,500,000 shares of Series B Preferred are issued and outstanding, then the entire class of Series B Preferred will be converted into an aggregate of 38,000,000 shares of Common Stock, of which such Series B Preferred holder will be converted into 3,800,000 shares of Common Stock.

The foregoing description of the Series B Convertible Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designation of Series B Convertible Preferred Stock as filed with the Nevada Secretary of State on November 20, 2014.

10.1*

Form of Share Exchange Agreement, dated November 20, 2014, by and among Integrated Energy Solutions, Inc., Patten Energy Enterprises, Inc., a California corporation, and Ezekial Patten, Jr., an individual.

10.2*

Form of Share Exchange Agreement, dated November 20, 2014, by and among Integrated Energy Solutions, Inc., Atlantic-Pacific, LLC, an Indiana limited liability company, and Robert Rosinski, an individual.

10.3*

Form of Asset Purchase Agreement, dated November, 20, 2014, by and among Integrated Energy Solutions, Inc., AP Lubes, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Orbit Oil, Inc., an Indiana corporation.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENERGY SOLUTIONS, INC.

Date: November 26, 2014	By:	/s/ Ernest B. Remo
Name: Ernest B. Remo
Title: Chief Executive Officer